UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Priority Healthcare Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This filing consists of the press release announcing the record date for the special meeting and the date of the special meeting, relating to the Agreement and Plan of Merger, dated as of July 21, 2005, by and among Express Scripts, Inc., Pony Acquisition Corporation, and Priority Healthcare Corporation.

NEWS Priority Healthcare Corporation 250 Technology Park Lake Mary, FL 32746 (407) 804-6700 Fax (407) 804-5675

FOR IMMEDIATE RELEASE

PRIORITY HEALTHCARE CORPORATION SETS SPECIAL MEETING OF SHAREHOLDERS IN CONNECTION WITH PROPOSED MERGER WITH EXPRESS SCRIPTS

LAKE MARY, FL, August 30, 2005 – Priority Healthcare Corporation (“Priority”) (Nasdaq: PHCC) announced today that it has scheduled a special meeting of its shareholders to vote on the previously announced merger agreement with Express Scripts, Inc. (Nasdaq: ESRX). The special meeting will be held at 9:30 AM, EDT, on October 14, 2005 at 255 Technology Park, Lake Mary, Florida.

Shareholders of record at the close of business on September 9, 2005, the record date for the special meeting, will be entitled to vote at the meeting. The transaction is subject to the approval of the shareholders of Priority at the special meeting, as well as other closing conditions. The waiting period with respect to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired on August 29, 2005.

In connection with the proposed merger, Priority filed a preliminary proxy statement with the Securities and Exchange Commission on August 16, 2005 and will file and mail a definitive proxy statement to its shareholders on or about September 14, 2005.

About Priority Healthcare Corporation

Priority Healthcare is the premier healthcare services company providing innovative, high quality and cost-effective solutions that enhance quality of life. As a national specialty pharmacy and distributor, Priority Healthcare provides biopharmaceuticals, complex therapies, related disease treatment programs and a portfolio of other service offerings for patients, payors, physicians and pharmaceutical manufacturers. The growing number of specialty areas serviced by Priority Healthcare include: oncology, gastroenterology, reproductive endocrinology, neurology, hematology, pulmonology, ophthalmology, rheumatology, endocrinology, infectious disease and nephrology, as well as ambulatory surgery centers. Additional information regarding Priority Healthcare is available online at www.priorityhealthcare.com.

Where to Find Additional Information

Priority has filed with the Securities and Exchange Commission (the “SEC”) a preliminary Proxy Statement and will file with the SEC and mail to its shareholders a definitive Proxy Statement in connection with the proposed transaction with Express Scripts. Investors are urged to carefully read the preliminary Proxy Statement, the definitive Proxy Statement, and any other relevant documents filed with the SEC when they become available, because they will contain important information about Priority and the proposed merger. The definitive Proxy Statement will be mailed to the shareholders of Priority prior to the shareholder meeting. In addition, investors and security holders may obtain free copies of the preliminary Proxy Statement, and will be able to obtain free copies of the definitive Proxy Statement, when it becomes available, and other documents filed by Priority with the SEC, at the Web site maintained by the SEC at www.sec.gov. These documents may also be accessed and downloaded for free from Priority’s Web site at www.priorityhealthcare.com, or copies may be obtained, without charge, by directing a request to Chief Financial Officer, Priority Healthcare Corporation, 250 Technology Park, Lake Mary, Florida 32746, (407) 804-6700.

Participants in the Solicitation

Priority and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Priority in connection with the proposed transaction. Information regarding Priority’s directors and executive officers is contained in Priority’s proxy statement relating to its 2005 annual meeting of shareholders, which was filed with the SEC on April 8, 2005. Additional information regarding the interests of participants in the solicitation is contained in the preliminary Proxy Statement on file with the SEC and will be set forth in the definitive Proxy Statement filed with the SEC in connection with the proposed transaction.

Safe Harbor Statement

Certain statements included in this press release, which are not historical facts, are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the United States Securities and Exchange Commission; also including, but not limited to, changes in interest rates, competitive pressures, changes in customer mix, changes in third party reimbursement rates, financial stability of major customers, changes in government regulations or the interpretation of these regulations, changes in supplier relationships, growth opportunities, cost savings, revenue enhancements, synergies and other benefits anticipated from acquisition transactions, difficulties relative to integrating acquired businesses, the accounting and tax treatment of acquisitions, and asserted and unasserted claims, which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

For further information:

Stephen Saft, Chief Financial Officer

(407) 804-6700